UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2008

OASIS ONLINE TECHNOLOGIES CORP

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 E. Falcon Drive, Suite 213
Mesa, AZ 85215
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 634-5840

________________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry Into A Material Definitive Agreement

On December 31, 2008, Oasis Online Technologies Corp (the "Company") closed on the remainder of the second tranche and half of the third tranche of its previously announced capital financing of up to $1,200,000. The total amount subscribed for in this closing was $200,000 consisting of a promissory note payable to the Company in twelve monthly installments starting on February 1, 2009. Along with the promissory note, the investor executed a pledge agreement pledging the purchased shares as collateral for the promissory note. Other than the pledge agreement the promissory note is a non-recourse note. The participant in this closing entered into a subscription agreement to purchase an aggregate of 1,333,334 shares of the Company's common stock for $0.15 per share on the closing date.

The Company intends to use the funds raised from the financing for general working capital purposes, including possibly funding research and development efforts and pursuing joint ventures or some form of collaboration with other entities who have interest in our products, technology, product marketing or for any other venture that the Company's management deems appropriate and in the best interest of the shareholders.

The form of the Subscription Agreement, promissory note and pledge agreement were filed as Exhibits 10.1 and 10.2 to a previously filed Report on Form 8-K on November 14, 2008 and is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 Unregistered Sale of Equity Securities.

The Company has authorized its transfer agent to issue an aggregate of one million three hundred thirty three thousand three hundred thirty four (1,333,334) shares of its common stock as of December 31, 2008 to those investors who entered into a Subscription Agreement with the Company in connection with this round of financing which closed on December 31, 2008.

The investor in this closing represented that they were an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of the Shares was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

The Company did not use any form of advertising or general solicitation in connection with the sale of the shares of its common stock. The shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number		Description
99.1	99.1	Press Release, dated January 12, 2009, announcing the Company's closing on an additional $200,000 fundraising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

January 12, 2009	/s/ Erik J. Cooper
Erik J. Cooper Chief Executive Officer